                                  Exhibit 23.1




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Progress Software Corporation on Form S-8 of our report dated December 20, 1996, appearing in the Annual Report on Form 10-K of Progress Software Corporation for the year ended November 30, 1996.


/s/ DELOITTE & TOUCHE LLP
-------------------------

Boston, Massachusetts
December 2, 1997